Exhibit 99


                             JOINT FILER INFORMATION

NAME: EDWARD A. MULE
----

ADDRESS:   Silver Point Capital, L.P.
-------
           Two Greenwich Plaza, 1st Floor
           Greenwich, Connecticut 06830

DESIGNATED FILER: SILVER POINT CAPITAL, L.P.
----------------

ISSUER: Schawk, Inc.

DATE OF EVENT REQUIRING STATEMENT: January 31, 2005
---------------------------------

SIGNATURE:

                    /s/ Edward A. Mule
                  --------------------------------------------
                  Name: Edward A. Mule, Individually



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                             JOINT FILER INFORMATION

NAME: ROBERT J. O'SHEA
----

ADDRESS:   Silver Point Capital, L.P.
-------
           Two Greenwich Plaza, 1st Floor
           Greenwich, Connecticut 06830

DESIGNATED FILER: SILVER POINT CAPITAL, L.P.
----------------

ISSUER: Schawk, Inc.

DATE OF EVENT REQUIRING STATEMENT: January 31, 2005
---------------------------------

SIGNATURE:

                    /s/ ROBERT J. O'SHEA
                  --------------------------------------------
                  Name: Robert J. O'Shea, Individually

                             JOINT FILER INFORMATION

NAME: SILVER POINT CAPITAL MANAGEMENT, L.L.C.
----

ADDRESS:   Two Greenwich Plaza, 1st Floor
           Greenwich, Connecticut 06830

DESIGNATED FILER: SILVER POINT CAPITAL, L.P.
----------------

ISSUER: Schawk, Inc.

DATE OF EVENT REQUIRING STATEMENT: January 31, 2005
---------------------------------

SIGNATURE:

                    /s/ EDWARD A. MULE
                  --------------------------------------------
                  Name: Edward A. Mule, Managing Member